Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of American Shared Hospital Services, of our report dated March 31, 2023, relating to the consolidated financial statements of American Shared Hospital Services (the “Company”), appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Moss Adams LLP

San Francisco, California

January 9, 2024